Exhibit 99.3

BBX Capital Announces IT’SUGAR’s Emergence from Bankruptcy

FORT LAUDERDALE, Florida – June 17, 2021 – BBX Capital, Inc. (OTCQX: BBXIA) (PINK:  BBXIB) (“BBX Capital” or the “Company”) announced today that IT’SUGAR LLC and its wholly owned subsidiaries (collectively, “IT’SUGAR”) have emerged from bankruptcy and BBX Capital has reacquired control of IT’SUGAR and will again consolidate the results of IT’SUGAR into its financial statements.

As previously announced, on September 22, 2020, IT’SUGAR filed petitions for voluntary relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”). On June 16, 2021, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the plan of reorganization filed by IT’SUGAR as modified by the Confirmation Order (the “Plan”). On June 17, 2021 (the “Effective Date”), all conditions precedent to the Plan were satisfied or waived. Accordingly, on the Effective Date,  BBX Capital’s equity interests in IT’SUGAR were revested in BBX Capital.  As a result of the confirmation of the Plan, BBX Capital was deemed to have reacquired a controlling financial interest in IT’SUGAR and will again consolidate the results of IT’SUGAR into its financial statements.

Pursuant to the Plan, claims against and interests in IT’SUGAR were treated as follows:

•	the Company’s subsidiary, which held an Allowed Prepetition Line of Credit Secured Claim, was repaid in full through the Exit Facility (as defined and more particularly described below);
•	the Allowed Prepetition Equipment Loan Secured Claim held by the Company’s subsidiary was assumed, ratified, and reinstated on the Effective Date;
•	each holder of an Allowed Construction / Mechanic’s Lien Claim received payment in full in cash on the Effective Date or will receive such payment as soon as practicable after the Effective Date;
•

each holder of an Allowed General Unsecured Claim received, in full satisfaction of such claims, a one-time lump sum distribution equal to 15% of its Allowed General Unsecured Claim on the Effective Date or will receive such payment as soon as practicable after the Effective Date;

•	holders of Subordinated Claims will not receive any distribution in respect thereof; and
•	BBX Capital and the other holder of equity interests in IT’SUGAR had their respective interests revested, and all organizational documents of IT’SUGAR were assumed, ratified, and reinstated.

The Plan was funded by IT’SUGAR’s cash on-hand and a secured exit credit facility (the “Exit Facility”) advanced by a subsidiary of the Company of up to $13.0 million (less the amount of the subsidiary’s existing Prepetition Line of Credit and DIP Loan due from IT’SUGAR, which had an aggregate principal balance of $10.0 million as of the Effective Date), subject to certain customary terms and conditions.

The Plan incorporates an integrated compromise and settlement of claims.  Unless otherwise specified in the Plan, the Plan and the Confirmation Order were in full satisfaction of all claims against and interests in IT’SUGAR, and all of IT’SUGAR’s existing funded debt was discharged on the Effective Date.

As previously announced, IT’SUGAR’s creditors overwhelmingly voted to accept the Plan, with creditor acceptance of the Plan representing approximately 99% in both number and dollar amount of ballots cast.

IT’SUGAR is currently operating 96 retail locations across the United States, including the 10 “temporary” retail locations.

BBX Capital expects to file a Current Report on Form 8-K with the SEC on June 17, 2021 that will include additional information related to the Plan, a business update related to IT’SUGAR, and pro forma financial information related to BBX Capital’s reacquisition of control of IT’SUGAR.

About BBX Capital, Inc.: BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) is a Florida-based diversified holding company whose principal holdings include BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

This press release contains forward-looking statements. All opinions, forecasts, projections, future plans, or other statements, other than statements of historical fact, are forward-looking statements. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and involve risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, the impact of the consolidation of IT’SUGAR’s results into the Company’s financial statements; the potential adverse impact of the Chapter 11 proceedings and the success of the restructuring;  the continuing adverse impact of the COVID-19 pandemic on IT’SUGAR, including its operations, results, and financial condition; and general economic conditions and other factors. In addition, reference is also made to the risks and uncertainties relating to the business, operations, affairs, results and financial condition of BBX Capital and its subsidiaries, and the ownership of BBX Capital’s stock, detailed in reports filed by BBX Capital with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020 (including the “Risk Factors” section thereof) and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which may be viewed on the SEC's website at www.sec.gov and in the “About - Investor Relations” section of the Company’s website at www.bbxcapital.com.  The Company cautions that the foregoing factors are not exclusive. Readers should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake, and it specifically disclaims any obligation, to update or supplement any forward-looking statements, except as may be required by law. In addition, past performance may not be indicative of future results.

BBX Capital, Inc. Contact Info:

Investor Relations Contact:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

Media Relations Contact:

Kip Hunter, Kip Hunter Marketing

954-303-5551, Email: kip@kiphuntermarketing.com